Exhibit 5.2

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

February 25, 2025

Hudson Pacific Properties, Inc.

Hudson Pacific Properties, L.P.

11601 Wilshire Blvd.

Los Angeles, California 90025

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), and Hudson Pacific Properties, L.P., a Maryland limited partnership (the “Operating Partnership”), in connection with certain matters of Maryland law relating to the registration of the offering and sale from time to time of the following securities having an aggregate initial offering price of up to $1,000,000,000 (collectively, the “Securities”): (i) shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company; (ii) shares of preferred stock, $0.01 par value per share (the “Preferred Stock”), of the Company; (iii) depositary shares of the Company (the “Depositary Shares”), each representing a fraction of a share of Preferred Stock; (iv) warrants of the Company (“Warrants”) to purchase shares of Common Stock, Preferred Stock or Depositary Shares; (v) purchase contracts of the Company (“Purchase Contracts”); (vi) debt securities of the Operating Partnership (“Partnership Debt Securities”); (vii) guarantees by the Company of the obligations of the Operating Partnership under the Partnership Debt Securities (“Guarantees”); (viii) rights issuable by the Company (“Rights”) to purchase shares of Common Stock or other Securities; and (ix) units (the “Units”) consisting of any combination of two or more other constituent Securities, covered by the Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), as filed with the United States Securities and Exchange Commission (the “Commission”) by the Company on or about the date hereof under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Company and the Operating Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the form of prospectus included therein, substantially in the form in which they were transmitted to the Commission for filing under the Securities Act;

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

Hudson Pacific Properties, Inc.

Hudson Pacific Properties, L.P.

February 25, 2025

3. The Second Amended and Restated Bylaws of the Company, as amended by the First Amendment to Second Amended and Restated Bylaws (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4. The Certificate of Limited Partnership of the Operating Partnership (the “Certificate”), certified by the SDAT;

5. The Fifth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated November 16, 2021 (the “Partnership Agreement”), among the Company, as general partner, and the persons whose names are listed on Exhibit A thereto, as limited partners, certified as of the date hereof by an officer of the Company;

6. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”), acting in its own capacity and in its capacity as the sole general partner of the Operating Partnership, relating to the Registration Statement and the registration and issuance of the Securities, certified as of the date hereof by an officer of the Company;

7. A certificate of the SDAT as to the good standing of each of the Company and the Operating Partnership, dated as of a recent date;

8. A certificate executed by an officer of the Company, dated as of the date hereof; and

9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company and the Operating Partnership) is duly authorized to do so.

3. Each of the parties (other than the Company and the Operating Partnership) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and each such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Hudson Pacific Properties, Inc.

Hudson Pacific Properties, L.P.

February 25, 2025

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. Upon the issuance of any Securities that are shares of Common Stock (“Common Securities”), including Common Securities that may be issued upon conversion, redemption, exchange or exercise of any other Securities convertible into or redeemable, exchangeable or exercisable for Common Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

6. Upon the issuance of any Securities that are shares of Preferred Stock (“Preferred Securities”), including Preferred Securities that may be issued upon conversion, redemption, exchange or exercise of any other Securities convertible into or redeemable, exchangeable or exercisable for Preferred Securities, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

7. Any Securities convertible into or redeemable, exchangeable or exercisable for any other Securities will be duly converted, redeemed, exchanged or exercised in accordance with their terms.

8. The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws, the Registration Statement and the Resolutions, and, with respect to any Preferred Securities to be issued by the Company, Articles Supplementary designating the class or series of Preferred Stock and setting forth the number of shares and the terms of the applicable class or series of Preferred Stock will be filed with and accepted for record by the SDAT prior to their issuance (such approvals and, if applicable, acceptance for record, referred to herein as the “Corporate Proceedings”).

Hudson Pacific Properties, Inc.

Hudson Pacific Properties, L.P.

February 25, 2025

9. The issuance of, and certain terms of, the Partnership Debt Securities to be issued by the Operating Partnership from time to time will be authorized and approved by the Company, in its capacity as sole general partner of the Operating Partnership, in accordance with the Maryland Revised Uniform Limited Partnership Act, the Certificate, the Operating Partnership Agreement and the Resolutions (such approvals referred to herein as the “Operating Partnership Proceedings”).

10. None of the Securities issued by the Company will be issued, sold or transferred in violation of any restriction or limitation contained in Article VI of the Charter or any comparable provision of any Articles Supplementary designating any class or series of Preferred Stock or the instrument or agreement defining the terms of any other Securities.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and is validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Operating Partnership has been duly formed and is validly existing as a limited partnership under the laws of the State of Maryland and is in good standing with the SDAT.

2. Upon the completion of all Corporate Proceedings relating to the Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

3. Upon the completion of all Corporate Proceedings relating to the Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

4. Upon the completion of all Corporate Proceedings relating to the Depositary Shares, the issuance of the Depositary Shares will be duly authorized.

5. Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized.

6. Upon the completion of all Corporate Proceedings relating to the Purchase Contracts, the issuance of the Purchase Contracts will be duly authorized.

Hudson Pacific Properties, Inc.

Hudson Pacific Properties, L.P.

February 25, 2025

7. Upon the completion of all Operating Partnership Proceedings relating to Partnership Debt Securities, the issuance of the Partnership Debt Securities will be duly authorized.

8. Upon the completion of all Corporate Proceedings relating to the Guarantees, the issuance of the Guarantees will be duly authorized.

9. Upon the completion of all Corporate Proceedings relating to the Rights, the issuance of the Rights will be duly authorized.

10. Upon the completion of all Corporate Proceedings relating to the Units, including all Corporate Proceedings and Operating Partnership Proceedings, as applicable, relating to the Securities sold together as Units, the issuance of the Units will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act. We further consent to the incorporation by reference of this opinion into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the 1933 Act with respect to the Securities.

Very truly yours,

/s/ Venable LLP